Tempur Sealy Provides Update on Mattress Firm Acquisition

LEXINGTON, KY, March 12, 2024 – Tempur Sealy International, Inc. (NYSE: TPX, “Company” or “Tempur Sealy”) today provided an update with respect to the Company’s acquisition of Mattress Firm Group Inc. (“Mattress Firm”). On May 9, 2023, Tempur Sealy signed a definitive agreement to acquire Mattress Firm, the largest mattress specialty retailer in the U.S. The Company continues to work with the Federal Trade Commission (“FTC”) to advance the transaction, and now expects that the FTC will complete its review by the end of the second quarter. Consistent with previous expectations, the Company continues to expect the transaction to close in mid to late 2024.

Tempur Sealy and Mattress Firm continue to make joint progress in planning for post-closing, including solidifying Mattress Firm’s key supplier relationships ahead of the expected closing. Since announcing the acquisition, Tempur Sealy has executed post-closing supply agreements with six (6) other mattress manufacturers, including Purple Innovation, Inc. These contracts are consistent with the Company’s plan for Mattress Firm to continue as a multi-branded retailer.

Tempur Sealy Chairman and CEO Scott Thompson commented, “Since announcing the acquisition in May, Tempur Sealy has signed post-closing supply agreements with numerous existing Mattress Firm suppliers, as well as a new supply agreement with a manufacturer not currently supplying Mattress Firm. We have engaged a critical mass of suppliers to provide a robust and diverse offering of high quality bedding products to Mattress Firm customers. These developments are consistent with our plan and expectation that Mattress Firm will continue as a multi-branded retailer post-closing. We look forward to working with quality suppliers and the Mattress Firm organization to facilitate continued innovation and improve the sleep of consumers."

Forward-Looking Statements

This press release contains statements that may be characterized as "forward-looking" within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company's plans, guidance, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "will," "expects," "plans," "proposed," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company's expectations regarding the announced Mattress Firm acquisition including the related regulatory approval process, expectations regarding post-closing supply agreements, future performance, integration of acquired companies with our business and the ability of the Company to close the acquisition including on the timeline indicated. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risks include risks associated with receipt of regulatory approvals and satisfaction of closing conditions prior to consummation of the acquisition; Mattress Firm's ongoing operations; the ability to successfully integrate Mattress Firm into Tempur Sealy's operations and realize synergies from the transaction; the possibility that the expected benefits of the acquisition are not realized when expected or at all; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; the impact of the macroeconomic environment in both the U.S. and internationally on Mattress Firm and the Company; uncertainties arising from national and global events; industry competition; the effects of consolidation of retailers on revenues and costs; and consumer acceptance and changes in demand for Mattress Firm's and the Company's products and the factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About the Company

Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a leading designer, manufacturer, distributor and retailer of bedding products worldwide, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.

Our highly recognized brands include Tempur-Pedic®, Sealy® and Stearns & Foster® and our popular non-branded offerings consist of value-focused private label and OEM products. At Tempur Sealy we understand the importance of meeting our customers wherever and however they want to shop and have developed a powerful omni-channel retail strategy. Our products allow for complementary merchandising strategies and are sold through third-party retailers, our over 750 Company-owned stores worldwide and our e-commerce channels. With the range of our offerings and variety of purchasing options, we are dedicated to continuing to turn our mission to improve the sleep of more people, every night, all around the world into a reality.

Importantly, we are committed to carrying out our global responsibility to protect the environment and the communities in which we operate. As part of that commitment, we have established the goal of achieving carbon neutrality for our global wholly owned operations by 2040.

Investor Relations Contact

Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com